Exhibit 10.1

SETTLEMENT AGREEMENT

AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is entered into by, between, and among Merrick Bank Corporation (“Merrick”), on the one hand, and JetPay Merchant Services, LLC (“JPMS”), JetPay ISO Services, LLC (“JP ISO”), JetPay, LLC (f/k/a Universal Business Payment Solutions Acquisition Corporation (“UBPS”), WLES, L.P. (“WLES”), and JetPay Corporation (“JetPay Corp.”), (collectively, the “Parties,” and each, a “Party”) on the other;

WHEREAS, Merrick entered into a (i) Merchant ISO Agreement with JPMS (f/k/a Standard Payments LLC) dated as of October 30, 2003, (ii) a Merchant ISO Agreement with JP ISO dated as of January 22, 2007, (ii) a Clearing Bank Agreement with JetPay, LLC dated as of October 30, 2006, (iv) a Forbearance Agreement with JP ISO and JPMS fully executed as of May 24, 2012, and (v) an Escrow Agreement with UBPS, JetPay, LLC, and WLES dated as of December 28, 2012 (collectively, the “Relevant Agreements”);

WHEREAS, Merrick asserts JPMS, JP ISO, JetPay, LLC, UBPS, and WLES, as well as JetPay Corp. as a successor entity (collectively, the “JetPay Entities”) are required under the Relevant Agreements to indemnify and reimburse Merrick for certain losses Merrick has accrued as a result of the Parties’ relationships;

WHEREAS, certain of the JetPay Entities have filed claims against Merrick disputing the JetPay Entities liability to Merrick for losses incurred by Merrick under the Relevant Agreements, and have asserted various claims against Merrick as set forth in the pleadings in the following civil actions in the Federal District Court for the District of Utah: 2:12-cv-197; 2:14-cv-149; and 2:14-cv-928 (collectively, the “Relevant Actions”);

WHEREAS, Merrick has asserted counterclaims in the Relevant Actions;

WHEREAS, the Parties wish to compromise and settle all claims and counterclaims asserted or that could have been asserted in the Relevant Actions (the “Claims”);

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged by each party to this Agreement, and intending to be legally bound, the parties agree as follows:

1. Settlement Payments.

a. The ISO Reserve. The JetPay Entities release all claims to the funds that were held in reserve by Merrick pursuant to the Merchant ISO Agreements totaling $4,389,952.28.

b. The Secured Notes. Upon execution of the Agreement, JetPay Corp. shall execute and deliver to Merrick two notes, one in the principal amount of $5,000,000 in the form, and with the payment terms, set forth on Exhibit A hereto (the “5MM Note”); and one in the principal amount of $3,850,000 in the form, and with the payment terms, set forth on Exhibit B hereto (the “3.85MM Note,” and, collectively with the 5MM Note, the “Notes”). The JetPay Entities represent and agree that the Notes (Exhibit A and B) are enforceable in all respects, and that the JetPay Entities hereby additionally waive any objection, claim or right that they may otherwise have to challenge the enforceability or validity of the Notes. JetPay Corp.’s obligations under the Notes are secured by the 3,333,333 shares of JetPay Corp. common stock currently held in escrow pursuant to the Escrow Agreement (the “Escrow Shares”). The Notes will be subject to the following mandatory prepayment terms:

i. Any sale of the Escrow Shares shall be made on an arm’s-length basis and if to an affiliate of any of the JetPay Entities, shall be at a price and upon other terms equivalent to those of an arm’s-length sale to an unaffiliated third party buyer; and if the purchase price in any sale of the Escrow Shares is less than 90% of the most recently listed price per share on the NASDAQ Stock Market, then such sale shall be subject to the prior approval of Merrick. If there is a sale or sales of some, but not all, of the Escrow Shares, the JetPay Entities agree to execute and deliver to the Escrow Agent, as set forth in paragraph 2(a) of the Escrow Agreement, certificates representing the number of Escrow Shares intended to remain in escrow after such partial sale or sales together with stock powers for such shares. With respect to the $5MM Note, upon Merrick’s receipt of net payment from any bona fide purchasers for any of the Escrow Shares (the “Escrow Shares Sale Proceeds”), Merrick and the relevant JetPay Entities shall direct the escrow agent to release the purchased Escrow Shares from escrow in accordance with the “Direction Letter” procedures set forth in paragraph 4(i) of the Escrow Agreement. Any net Escrow Shares Sale Proceeds will reduce, dollar for dollar, the outstanding balance under the $5MM Note, applied first to accrued interest if any, and then to principal. If the Escrow Shares Sale Proceeds exceed the amounts due Merrick under the $5MM Note, the amount of such excess shall be deposited with the Escrow Agent to be held as an additional cash deposit under the Escrow Agreement; and each of the Parties agrees to execute and deliver to the Escrow Agent written instructions to this effect and any other amendments, waivers, consents, indemnities and other documents or instruments necessary to accomplish the same. Any additional cash deposit, along with any Escrow Shares not sold to prepay the JetPay Entities obligations under the $5MM Note will remain in escrow as security for the JetPay Entities’ obligations under this Agreement until all the JetPay Entities’ obligations to Merrick are satisfied.

ii. With respect to the $3.85MM Note, the JetPay Entities shall prepay that note upon any JetPay Entities’ receipt of any payment from Valley National Bank on account of the claims brought by JPMS in American Express Travel Related Services and JetPay Merchant Services, LLC v. Valley National Bank, Civil Action No. 2:14-cv-7827 (D. N.J.) (the “JP-VNB Action”). The JetPay Entities, through JPMS, shall pursue the claims brought by JPMS in the JP-VNB Action with reasonable diligence, at the sole expense and cost of JPMS.

iii. With respect to the $3.85MM Note, if JetPay Corp. shall enter into any refinancing, restructuring or other similar agreement relating to more than 50% of its outstanding debt, on a date that is prior to the Maturity Date of the $3.85MM Note (the “Refinancing Date”), then JetPay Corp. shall pre-pay the entire outstanding principal amount of the $3.85MM Note, all accrued Interest and all other amounts owed to Merrick hereunder, on or before the Refinancing Date.

2. Default Judgment. Merrick’s agreement to settle and compromise the Claims is expressly conditioned, as a condition precedent to Merrick’s obligations, on the timely receipt of all payments due under the Notes. If the JetPay Entities fail to make any payment when due under the Notes (hereinafter a “Payment Default”), Merrick is entitled to the entry of a default judgment in the amount agreed upon herein (the “Default Judgment”). To expedite the Default Judgment process, concurrently with execution of this Agreement, each of the JetPay Entities, other than WLES, shall execute and deliver to Merrick Stipulated and Confessed Judgments to enforce this settlement, jointly and severally, in the forms attached as Exhibit C hereto, and which may be filed and entered by the Federal District Court for Utah without notice to any of the JetPay Entities upon a Payment Default. The JetPay Entities represent and agree that the Stipulated and Confessed Judgments (Exhibit C) are enforceable in all respects, and that the JetPay Entities hereby additionally waive any objection, claim or right that they may otherwise have to the enforceability and validity of the Stipulated and Confessed Judgments. Further, the JetPay Entities understand, represent and agree that Merrick can seek to obtain and/or enforce the Default Judgment in any court of competent jurisdiction, and that upon a Payment Default, the JetPay Entities waive any objection, claim or right that they may otherwise have to the entry or enforceability of the Default Judgment, and the JetPay Entities will cooperate with Merrick to file any papers necessary to assist in obtaining a Default Judgment. The amounts of the Default Judgments are as follows:

a. Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) if a Payment Default occurs prior to the complete pay-off of either of the Notes;

b. Twenty-Eight Million Six Hundred and Fifty Thousand Dollars ($28,650,000) if a Payment Default occurs after payoff of the $3.85MM Note but prior to the complete payoff of the $5MM Note;

c. Twenty-Seven Million Five Hundred Thousand ($27,500,000) if a Payment Default occurs after payoff of the $5MM Note but prior to the complete payoff of the $3.85MM Note.

3. Release of Escrow Shares.

Except as specifically set forth in paragraph 1(b)(i) of this Agreement, the Escrow Shares shall remain in escrow to secure the JetPay Entities’ obligations to Merrick under this Agreement subject to the following:

a. In the event of any Payment Default, in addition to the default judgment remedies set forth in paragraph 2 above, Merrick shall be entitled to submit a Claim Notice (as defined in the Escrow Agreement) to the Escrow Agent for release of all Escrow Shares as well as any additional cash deposits, if any (the “Escrow Fund”), as of the date of the Payment Default, and WLES shall not file an Objection Notice (as defined in the Escrow Agreement) thereto, nor will any of the JetPay Entities object to the release or otherwise resist in any other manner the release of the Escrow Fund in favor of Merrick.  In addition, upon execution of this Agreement, WLES shall execute, along with Merrick, a Claim Resolution Certificate to be sent to the Escrow Agent, directing release of the Escrow Funds to Merrick, in the form attached as Exhibit D hereto, which letter Merrick shall be entitled to present to the Escrow Agent upon a Payment Default.

b. Upon full payment and satisfaction of the Notes, and absent any breach of this Agreement by any of the JetPay Entities, Merrick will notify the Escrow Agent, copying the JetPay Entities, that in accordance with the Escrow Agreement, Merrick relinquishes any further claims to the Escrow Shares.

4. Payment Allocation. The JetPay Entities, individually and together, acknowledge, represent and agree that Merrick’s Claims include the amounts listed on the Payment Allocation Chart attached as Exhibit E hereto, and that the JetPay Entities do not dispute the validity of each of the amounts set forth therein nor the manner in which Merrick will allocate those payments due under this Agreement. The JetPay Entities, individually and together, acknowledge, represent, and agree that part of the consideration for the settlement of the Claims is the JetPay Entities’ agreement to the allocation and stated amounts of settlement payments as set forth on Exhibit E, and the JetPay Entities, individually and together, agree to the allocation and stated amounts set forth in Exhibit E with the express understanding that the allocation and stated amounts may work to their detriment in that the less allocated to Direct Air Chargeback Losses (as defined on Exhibit E), the less the JetPay Entities, separately or together, may be able to claim as recoverable damages in the JP-VNB Action.

5. Release.

a. Upon timely payment in full of all amounts due under the Notes, and subject to the satisfaction of the obligations created by this Agreement in favor of Merrick, Merrick, for good and valuable consideration, waives, releases, and forever discharges the JetPay Entities, together with their subsidiaries, affiliates, and predecessor companies and entities, and their past and present employees, principals, owners, directors, officers, and agents, from any and all claims, causes of action, charges, suits, debts, controversies, liabilities, promises, damages, judgments, and demands of any kind, that were asserted or could have been asserted in the Relevant Actions.

b. Subject to satisfaction of the obligations created by this Agreement in favor of the JetPay Entities, the JetPay Entities, for good and valuable consideration, waive, release, and forever discharge Merrick, together with its subsidiaries, affiliates, and predecessor companies and entities, and its past and present employees, principals, owners, directors, officers, and agents, from any and all claims, causes of action, charges, suits, debts, controversies, liabilities, promises, damages, judgments, and demands of any kind, that were asserted or could have been asserted in the Relevant Actions.

6. Conditional Discontinuance. Upon execution of this Agreement, the parties shall file a proposed conditional stipulation of discontinuance in form attached as Exhibit F, which discontinuance shall be conditioned on an Order from the Court retaining jurisdiction to enforce the terms of this Agreement.

7. Arm’s-Length Agreement. The Parties agree that the amount paid and the other terms of this Agreement were negotiated at arm’s-length in good faith by the Parties and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel

8. Modifications. This Agreement and all accompanying exhibits may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by the Parties or their successors-in-interest.

9. Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties concerning the subject matter hereof, and supersedes any prior or contemporaneous discussion or agreements thereon. The Parties acknowledge that no Party, or any agent, representative, attorney, or client of a Party, has made any promise, representation, or warranty whatsoever, express or implied, that is not contained herein concerning the subject matter hereof, to induce the other Party to execute the Agreement. The Parties acknowledge that they have not executed the Agreement in reliance on any promise, representation, or warranty not contained herein.

10. Execution in Counterparts. This Agreement may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Agreement shall exchange among themselves electronic copies of original signed counterparts.

11. Governing Law and Jurisdiction. The construction, interpretation, operation, effect and validity of this Agreement, and all documents necessary to effectuate it, shall be governed by the laws of the State of Utah without giving effect to its conflict-of-law rules, and the Parties expressly agree to be bound by, submit to, and subject to the jurisdiction of the Federal District Court for the District of Utah and to the jurisdiction of the Third Judicial District Court for Salt Lake County, State of Utah, with respect to any filing, motion, claim, or action arising out of or relating to this Agreement.

12. Authorized Signatories. Each signatory of this Agreement warrants that he or she is authorized to enter into and execute this Agreement on behalf of the person or entity for whom/which he or she is signing.

13. Cooperation. The Parties agree to cooperate in executing and delivering such other and additional documents or instruments, and to take all additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

14. Reservation of Rights Against Others. Nothing contained in this Agreement shall be deemed or construed as a waiver by Merrick or the JetPay Entities of any claim, right, cause of action, or defense possessed by Merrick and the JetPay Entities against any person, entity, or insurer. Merrick and the JetPay Entities expressly reserve all defenses, claims, rights, and causes of action against all persons, insurers and entities that are not parties to this Agreement, including but not limited to the claims, causes of action, and defenses asserted in Merrick Bank Corporation v. Chartis Specialty Insurance Company, Civil Action No. 12-cv-07315 (S.D.N.Y), Merrick Bank Corporation v. Valley National Bank, Civil Action No. 13-cv-7756 (D. N.J.), Merrick Bank Corporation v. Royal Group Services, LTD, LLC et al, Civil Action No. 15-cv-5120 (S.D.N.Y.).

15. Agreement the Product of Negotiation. The Parties agree that this Agreement is the product of negotiation between the Parties through their separate and respective counsel. In the event of a dispute concerning the interpretation of this Agreement or of any of its terms or provisions, the Agreement shall be deemed to have been drafted jointly by all of the Parties.

16. Jury Waiver and Summary Enforcement. The Parties irrevocably waive the right to trial by jury in any action or proceeding arising out of the Agreement, or relating to its subject matter. The Parties agree that the terms and obligations of this Agreement can be summarily enforced pursuant to motion by the Federal District Court for the District of Utah.

17. No Agency. Nothing in this Agreement, or any action implemented pursuant hereto, shall be deemed to create an agency or joint venture relationship between the Parties.

18. Attorney’s Fees. In the event of any dispute, claim or motion to enforce or interpret the provisions and obligations of this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees, and all other related costs, plus applicable interest, in addition to any other relief to which that party may be entitled.

19. Notice. Any notices, requests, or demands concerning this Agreement shall be sent by email and Federal Express to:

For Merrick:

Brian W. Jones

General Counsel

Merrick Bank Corporation

10705 South Jordan Gateway, Ste. 200

South Jordan, Utah 84095

Brian.Jones2@MerrickBank.com

With Copy to:

Daniel Gurfein

Satterlee Stephens LLP

230 Park Ave

New York, NY 10169

dgurfein@ssbb.com

For JetPay Corporation:

Peter Davidson
JetPay Corporation

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312
Peter.Davidson@jetpaycorp.com

With Copy to:

T. Micah Dortch

Cooper & Scully, P.C.

900 Jackson Street, Suite 100

Dallas, TX 75202

Micah.Dortch@cooperscully.com

For JetPay Merchant Services, LLC:

Peter Davidson
JetPay Corporation

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312
Peter.Davidson@jetpaycorp.com

With Copy to:

T. Micah Dortch

Cooper & Scully, P.C.

900 Jackson Street, Suite 100

Dallas, TX 75202

Micah.Dortch@cooperscully.com

For JetPay ISO Services, LLC:

Peter Davidson
JetPay Corporation

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312
Peter.Davidson@jetpaycorp.com

With Copy to:

T. Micah Dortch

Cooper & Scully, P.C.

900 Jackson Street, Suite 100

Dallas, TX 75202

Micah.Dortch@cooperscully.com

For WLES, L.P.:

Trent Voigt
JetPay
3361 Boyington Drive, Suite 180
Carrollton, Texas 75006

trent@jetpay.com

With Copy to:

Scheef & Stone, L.L.P.

500 N. Akard, Suite 2700

Dallas, TX 75201

Brad.Whitlock@solidcounsel.com

[Signatures on Following Page]

JETPAY CORPORATION

By: /s/ Peter B. Davidson	July 26, 2016
Date
Printed Name: Peter B. Davidson

Title: Vice Chairman

JETPAY MERCHANT SERVICES, LLC

By: /s/ Peter B. Davidson	July 26, 2016
Date
Printed Name: Peter B. Davidson

Title: Vice Chairman

JETPAY ISO SERVICES, LLC

By: /s/ Peter B. Davidson	July 26, 2016
Date
Printed Name: Peter B. Davidson

Title: Vice Chairman

JETPAY, LLC

By: /s/ Peter B. Davidson	July 26, 2016
Date
Printed Name: Peter B. Davidson

Title: Vice Chairman

WLES, L.P.

By: /s/ Trent Voigt	July 26, 2016
Date
Printed Name: Trent Voigt

Title: President and CEO

MERRICK BANK CORPORATION

By: /s/ Richard Urrutia	July 26, 2016
Date
Printed Name: Richard Urrutia

Title: President and CEO